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                                                                   EXHIBIT 10.1

                               SECURED PROMISSORY NOTE



      This Secured Promissory Note ("Secured Promissory Note") dated
November 18, 1998, is made and entered into by and between GLOBAL MEDIA CORP., a [Nevada corporation] ("Maker") and ROLLING OAKS ENTERPRISES, LLC, a California limited liability company ("Holder").

                                       RECITALS

      A. Maker has applied to Holder for a loan (the "Loan") in the original principal amount of the Principal Amount (as defined below), to be made by Holder pursuant to the terms hereof.

      B. The Loan will be secured by a first priority lien on all of the fixed assets of Maker and a pledge of One Million (1,000,000) shares of Maker's common stock.

      C. Holder is willing to make the Loan to Maker, and Maker has agreed to accept the Loan, under the terms and conditions as set forth herein and in the Loan Documents (as defined below).

                                      AGREEMENT

      NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

      1. DEFINITIONS. For the purposes of this Secured Promissory Note, the following terms shall have the following meanings:

            1.1 "INTEREST" means interest on the unpaid Principal Amount calculated as simple interest at the rate of twenty-four percent (24%) per annum, which shall accrue commencing as of the date of this Secured Promissory Note.

            1.2 "LOAN DOCUMENTS" means this Note, the Security Agreement of even date herewith executed by Maker, as Borrower, in favor of Secured Party, as Secured Party, and the Stock Pledge Agreement of even date herewith executed by Maker, as Pledgor, and Secured Party as Secured Party.

            1.3 "PRINCIPAL AMOUNT" means the total amount of Five Hundred Thousand Dollars (US$500,000).

            1.4 "ORIGINATION FEE" means one percent (1%) of the Principal Amount, which shall be deducted from the Principal Amount.

      2.  PAYMENT OF INTEREST AND PRINCIPAL AMOUNT TO HOLDER.

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            2.1     The Principal Amount and all accrued and unpaid interest
shall be due and payable by Maker on the date which is twelve (12) months following the date of this Secured Promissory Note (the "Maturity Date").

            2.2 Maker may, at its option and at any time following the execution hereof, prepay all or a portion of the balance of the Principal Amount, PROVIDED, HOWEVER, that if such pre-payment is made within ninety (90) days of the date hereof, such prepayment shall be accompanied by a yield maintenance fee of five percent (5%) of the gross amount pre-paid by Maker. The parties expressly acknowledge and agree that such yield maintenance fee does not constitute a penalty, but a reasonable estimate of losses which would reasonably be sustained by Holder upon such pre-payment. Any prepayment hereunder shall first be applied to unpaid interest and then to the unpaid Principal Amount.

            2.3 All payments made by Maker under this Secured Promissory Note to Holder shall be made at the office of Holder at the address set forth below, or at such other address as Holder may designate.

            2.4 All payments made to Holder hereunder shall be in such coin or currency of the United States of America as shall be legal tender for the payment of public and private debts on the date of each such payment.

      3.  DEFAULT; REMEDIES.

            3.1     Each of the following events shall be an "Event of Default":

                    (i) Default in the payment of the Principal Amount and any and all accrued and unpaid interest on or before the Maturity Date; or

                    (ii) Default in the performance of any other obligations of Maker hereunder; or

                    (iii) If Maker and any Guarantor shall (i) apply for or consent to the appointment of a receiver, trustee or liquidator; (ii) admit in writing its inability to pay his debts as they mature; (iii) make a general assignment for the benefit of creditors; (iv) be adjudicated a bankrupt or insolvent; (v) file a voluntary petition in bankruptcy or petition or answer seeking a reorganization or an arrangement with its creditors; or (vi) take advantage of any bankruptcy, reorganization, insolvency, readjustment of debt, dissolution or liquidation law or statute or file and answer admitting the material allegations of a petition filed against it in any proceeding under any such law; or

                    (iv) An order, judgment or decree shall be entered, without the application, approval or consent of the Maker or any Guarantor, by any court or competent jurisdiction, approving a petition seeking reorganization of the Maker or any Guarantor, or appointing a receiver, trustee or liquidator for the Maker or any Guarantor, and such order, judgment or decree shall continue unstayed and in effect for a period of sixty (60) days.

            3.2 In the event of any Event of Default, Holder may notify Maker, in writing, of such Event of Default and, if such Event of Default is left uncured by maker for five (5)


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calendar days with respect to an Event of Default under paragraph 3.1(i) hereof and thirty (30) calendar days with respect to any other Event of Default hereunder, after the receipt of such notice by Maker, then Holder may, at its discretion, declared this Secured Promissory Note to be immediately due and payable, without presentment, demand, protest, or other notice of any kind, all of which are hereby expressed waived.

      4.  REPRESENTATIONS AND WARRANTIES.

            4.1     Maker hereby represents and warrants to Holder as follows:

                    (i) ORGANIZATION; CORPORATE AUTHORITY; GOOD STANDING. Maker is a duly organized corporation, validly existing and in good standing under the laws of the law State of [Nevada] and has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted or contemplated. Maker has all requisite power and authority to execute and deliver this Secured Promissory Note, to perform its obligations hereunder and to consummate the transactions contemplated hereby.

                    (ii) CORPORATE ACTIONS; NO CONFLICT. The execution, delivery and performance by Maker and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary corporation action on the part of Maker. This Secured Promissory Note has been duly and validly executed and delivery by Maker and, when executed and delivered in accordance with its terms, shall constitute the valid and binding obligations of Maker, enforceable in accordance with the terms hereof. Neither the execution, delivery or performance by Maker of this Secured Promissory Note nor the consummation by Maker of the transactions contemplated hereby, nor compliance by Maker with any provision hereof will (i) violate or result in a breach of any provision of the Articles of Incorporation or Bylaws of Maker, in each case as in effect on the date hereof, or (ii) conflict with any law, statute, ordinance, rule, regulation, order, writ, judgment, injunction, award, decree, concessions, grant, franchise, restriction or agreement of, from or with any governmental authority applicable to Maker. No permit, consent or approval of or by, or any notification of or filing with, any person or entity is required in connection with the execution, delivery or performance by Maker, or the consummation of the transaction contemplated hereby.

                    (iii) USE OF PROCEEDS. Without Holder's consent, Maker shall not use any funds provided by Holder under the terms hereof to pay, in whole or in part, any outstanding loans existing as of the date hereof (this shall not include any payments required to be made to suppliers or creditors in the normal course of business, including without limitation, equipment lease/finance payments). Other than as stated in the preceding paragraph, there shall be no limitation as to the application of the proceeds of this Secured Promissory Note.

            4.2 REPRESENTATIONS AND WARRANTIES OF HOLDER. Holder hereby represents and warrants to Maker as follows:

                    (i) ORGANIZATION; CORPORATE AUTHORITY; GOOD STANDING. Holder is a duly organized limited liability company, validly existing and in good standing under the Laws of the State of California and has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted or contemplated. Holder has all


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requisite power and authority to execute and deliver this Secured Promissory
Note, to perform its obligations hereunder and to consummate the transactions contemplated hereby.

                    (ii) COMPANY ACTIONS; NO CONFLICT. The execution, delivery and performance by Holder and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary company action on the part of Holder. This Secured Promissory Note has been duly and validly executed by Holder and, when executed and delivered in accordance with its terms, shall constitute the valid and binding obligations of Holder, enforceable in accordance with the terms thereof. Neither the execution, delivery or performance by Holder of this Secured Promissory Note nor the consummation by Holder of the transactions contemplated hereby, nor compliance by Holder with any provision hereof will (i) violate or result in a breach of any provision of the Articles of Incorporation or Operating Agreement or Holder, in each case as in effect of the date hereof, or (ii) conflict with any law, statute, ordinance, rule, regulation, order, writ, judgment, injunction, award, decree, concession, grant, franchise, restriction or agreement of, from or with any governmental authority applicable to Holder.

      5.    MISCELLANEOUS.

            5.1 NOTICES. All payments or other communications which are required or permitted hereunder shall be in writing and shall be deemed to have been given if (i) personally delivered or sent by telecopier, (ii) sent by nationally-recognized overnight courier or (iii) sent by registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

      If to Maker to:                        with a second coy to:
      --------------                         --------------------

      Global Media Corp.
      83 Victoria Crescent
      Nanaimo, BC V9R 5B9
      Canada
      Attention:  Mr. Michael Metcalfe

      If to Holder to:                       with a second coy to:
      ---------------                        --------------------

      Rolling Oaks Enterprises, Inc.         Matthew S. Meza, Esq.
      1501 Main Street, Suite 201            Shumaker Sragow & Steckbauer, LLP
      Venice, CA 90291                       300 South Grand Ave., Suite 1400
      Attention:  Brian C. Sullivan          Los Angeles, CA 90071
                                             Facsimile # (213) 629-4520


      or such other address as the party to whom notice is to be given may have furnished to each other party to whom notice is to be given may have furnished to each other party in writing in accordance herewith. Any such payments, notices or other communications shall be deemed to have been received (i) when delivered, if personally delivered or sent by telecopier, (ii) on the business day after dispatch, if sent by nationally recognized, overnight courier and (iii) on the third business day following the date on which the piece


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      of mail containing such payment, notices or other communications is posted, if sent by mail.

            5.2 CONFIDENTIALITY. The provisions of this Secured Promissory Note are deemed confidential and may not be revealed to any third party, except to the extent that such disclosure is required by law or made to agents or representatives of each party hereto, permitted under a provision hereof. No press release or other public announcement may issue or be caused to be issued without the prior written consent of the Holder and Maker.

            5.3 WAIVER. No waiver of any provisions of or default under this Secured Promissory Note shall affect the right of any party thereafter to enforce such provisions or to exercise any right or remedy in the event of any other default, whether or not similar.

            5.4 SUCCESSORS AND ASSIGNS; ASSIGNMENT. This Secured Promissory Note shall be binding upon, inure to the benefit of, and be enforceable by the parties hereto and their respective successors and assigns. This Secured Promissory Note may not be assigned by Maker without the prior written consent of Holder, which may be given or withheld in Holder's sole and absolute discretion.

            5.5 HOLDER'S ATTORNEYS' FEES. Maker agrees to pay Holder its reasonable attorneys' fees relating to the negotiations, review and consummation relating to this Secured Promissory Note and other documents and transactions contemplated hereby.

            5.6 COUNSEL. All parties hereto represent that, prior to execution hereof, they have had the benefit of independent and separate legal counsel in reviewing this Secured Promissory Note and have not, in whole or in part, relied upon the advice or counsel of any attorney, agent or other representative of another party hereto.

            5.7 COSTS OF COLLECTION; ATTORNEYS' FEES. Maker agrees to pay all costs of collection, including reasonable attorneys' fees incurred by the Holder of this Secured Promissory Note in collecting or enforcing this Secured Promissory Note, whether in connection with a reorganization, bankruptcy or other similar proceeding, or upon default.

            5.8 COMPLETE AGREEMENT. This Agreement and the other Loan Documents constitute the complete and exclusive statement of agreement among the parties hereto with respect to the matters set forth herein and thereon. This Agreement and the other Loan Documents replace and supersede all prior agreements by and among the parties hereto. This Agreement and other Loan Documents supersede all prior written and oral statements and no representation, statement, or condition or warranty not contained herein or thereon will be binding on any party hereto or have any force or effect whatsoever.

            5.9 GENDER AND NUMBER IN NOUNS AND PRONOUNS. Common nouns and pronouns shall be deemed to refer to the masculine, feminine, neuter, singular, and plural, as the context may require. The singular shall include the plural and the masculine gender shall include the feminine and neuter, and vice versa, as the context may require.


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            5.10    HEADINGS.  All headings herein are inserted only for
convenience and ease of reference and are not to be considered in the construction or interpretation of any provision of this Agreement.

            5.11 SEVERABILITY. If any provision of this Agreement is held to be illegal, invalid, or unenforceable under the present or future laws effective during the term of this Agreement, such provision will be fully severable, this Agreement will be construed and enforced as if such illegal, invaid, or unenforceable provision had never comprised a part of this Agreement; and the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid, or unenforceable provision or by its severance from this Agreement. Furthermore, in lieu of such illegal, invalid, or unenforceable provision, there will be added automatically as part of this Agreement a provision as similar in terms to such illegal, invalid, or unenforceable provision as may be possible and be legal, valid, and enforceable.

            5.12 AMENDMENTS. All amendments to this Agreement must be in writing and signed by all of the parties hereto.

            5.13 MULTIPLE COUNTERPARTS. This Agreement may be executed in several counterparts, each of which shall be deemed an original, and all such counterparts shall constitute one and the same instrument. In making proof hereof, it will be necessary to produce only one copy hereof signed by the party to be charged.

            5.14 CONSTRUCTION. The provision of this Secured Party Note shall be construed according to their fair meaning and neither for nor against any party hereto irrespective of which party caused such provision, or this Secured Promissory Note, in its entirety to be drafted.

            5.15 GOVERNING LAW. This Secured Promissory Note and the rights and obligations of the parties hereunder shall be construed in accordance with, and be governed by, the laws of the State of California.

            5.16 MAXIMUM RATE OF INTEREST. This Note is subject to the express condition that at no time shall Maker be obligated or required to pay interest on the Principal Amount at a rate which could subject Holder to either civil or criminal liability as a result of being in excess of the maximum interest rate at which Maker is permitted by applicable law to contract or agree to pay. If by the terms of this Note, Maker is at any time required or obligated to pay interest on the Principal Amount at a rate in excess of such maximum rate, then the rate of interest under this Note shall be deemed to be immediately reduced to such maximum rate and all previous payments in excess of the maximum rate shall be deemed to have been payments in reduction of the Principal Amount and not on account of the interest due hereunder.




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      IN WITNESS WHEREOF, the parties hereto have executed this Secured
Promissory Note as of the date first-above written:

      Maker:                       GLOBAL MEDIA CORP.
                                   a
                                     ----------------------------------------

                                   By: /s/ Michael Metcalfe
                                       --------------------------------------
                                         Michael Metcalfe
                                         Its President

                                   By: /s/ Winston V. Barta
                                       --------------------------------------
                                         Winston V. Barta
                                         Its Secretary

      Holder:                      ROLLING OAKS ENTERPRISES, INC.
                                   a California limited liability company

                                   By:
                                       --------------------------------------
                                         Brian C. Sullivan
                                         Its Manager